Exhibit 10.48

Description of ITT Educational Services, Inc.’s Compensation of Directors, 2005 Executive Bonus
Parameters, Payment of 2004 Bonus Compensation and 2005 Executive Salaries and Perquisites

Compensation of Directors

On January 25, 2005, the Company’s Board of Directors approved the following compensation for non-employee directors, effective April 1, 2005:

•                  an annual retainer of $40,000;

•                  a meeting fee of $1,500 for each meeting of the Board of Directors attended;

•                  a meeting fee of $2,000 for each meeting of a standing committee of the Board of Directors attended by the chairperson of the committee; and

•                  a meeting fee of $1,500 for each meeting of a standing committee of the Board of Directors attended by a member of the committee, other than the chairperson.

The Company’s Board of Directors also reaffirmed the following additional compensation for non-employee directors who are members of the Special Committee of the Board of Directors:

•                  an annual retainer of $15,000 for the chairperson of the Special Committee;

•                  an annual retainer of $10,000 for a member of the Special Committee, other than the chairperson; and

•                  a meeting fee of $500 for each meeting of the Special Committee of the Board of Directors attended by a member of the committee.

The Company also reimburses non-employee directors for reasonable out-of-pocket travel expenses incurred in connection with serving on the Company’s Board of Directors.

2005 Executive Bonus Parameters

On January 25, 2005, the Compensation Committee of the Company’s Board of Directors approved the 2005 Executive Bonus Parameters (the “Bonus Parameters”) for participation by the Company’s Chief Executive Officer, and the Company’s Board of Directors approved the same Bonus Parameters for participation by the other executive officers of the Company, as well as other vice presidents and key employees.  Bonuses payable to individual participants are based upon a formula that takes into account the Company’s ability to achieve specified targets in 2005 in each of four performance categories, each weighted equally:

•                  earnings per share (excluding workers’ compensation expense and special legal and other investigation costs and any settlements or fines paid in the U.S. Department of Justice (“DOJ”) or Office of Attorney General for the State of California investigations, the Securities and Exchange commission inquiry and the securities class action and shareholder derivative lawsuits arising from the DOJ investigation);

•                  new student enrollment;

•                  total student enrollment; and

•                  graduate employment rate.

The Bonus Parameters establish for each participant a standard bonus target percentage of 2005 annual base salary, ranging from 10% to 100%, and a maximum bonus percentage ranging from 20% to 200%, with the percentage depending on the participant’s position within the Company.  An individual participant’s bonus may be more or less than the participant’s potential award as calculated under the formula, depending upon the individual participant’s personal performance and contribution toward achieving the specified targets in the four performance categories.  The total amount available for the payment of bonuses is capped at an amount equal to the cumulative sum of the products of each participant’s bonus percentage multiplied by each participant’s 2005 annual base salary.

Bonuses will be paid in cash.  Bonuses payable under the Bonus Parameters are determined by the Compensation Committee, upon the recommendation of the Chief Executive Officer, except for the Chief Executive Officer’s bonus, which is determined by the Compensation Committee without a recommendation from the Chief Executive Officer.

Payment of 2004 Bonus Compensation

On January 25, 2005, the Compensation Committee approved the payment of cash bonus awards for 2004 in the following amounts to the Company’s named executive officers:

Name and Principal Position	Bonus

Rene R. Champagne	$775,000
Chairman and Chief Executive Officer

Kevin M. Modany	$198,000
Senior Vice President and Chief Financial Officer

Clark D. Elwood	$178,000
Senior Vice President, General Counsel and Secretary

Martin A. Grossman	$153,059
Senior Vice President, Director of Marketing and Investor Relations

Eugene W. Feichtner	$146,852
Senior Vice President, Operations

2005 Executive Salaries and Perquisites

On January 25, 2005, the Compensation Committee also approved an increase, effective April 1, 2005, in the annual base salary level of the Company’s Chief Executive Officer, and the Board of Directors approved an increase, effective April 1, 2005, in the annual base salary level of the Company’s other named executive officers, to the following amounts:

Name and Principal Position	Salary

Rene R. Champagne	$530,000
Chairman and Chief Executive Officer

Kevin M. Modany	$256,000
Senior Vice President and Chief Financial Officer

Clark D. Elwood	$230,000
Senior Vice President, General Counsel and Secretary

Martin A. Grossman	$196,000
Senior Vice President, Director of Marketing and Investor Relations

Eugene W. Feichtner	$190,000
Senior Vice President, Operations

On January 25, 2005, the Compensation Committee also approved the following executive perquisites for 2005 for the Company’s Chief Executive Officer, and the Board of Directors approved the following executive perquisites for 2005 for the Company’s other named executive officers:

•                  for the Chief Executive Officer, the use of a leased car;

•                  for the Chief Executive Officer and each Senior Vice President:

•                  an allowance to be used for tax return preparation and financial planning; and

•                  tickets to sporting, theater and other events.

The aggregate incremental cost to the Company from all of the perquisites described above is not expected to exceed $45,000.